Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***].

DEVELOPMENT AGREEMENT

This Development Agreement (this “Agreement”) is made and entered into on December 7, 2016 (the “Effective Date”) by and between Insulet Corporation, a Delaware corporation having a principal place of business at 600 Technology Park Drive, Ste. 200, Billerica, MA 01821 (“Insulet”) and DexCom, Inc., a Delaware corporation having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”).

RECITALS

A.DexCom is in the business of developing and commercializing continuous glucose monitoring systems.

B.Insulet is in the business of developing and commercializing an Insulin Delivery System.

C.The parties believe it is in each of their best interests to work jointly on the Development Program (as defined below) pursuant to the terms hereunder, to capitalize on each party’s existing and developing technology platforms to bring an integrated solution to market. The purpose of the Development Program is, among other things, to enable Insulet to adapt the Insulin Delivery System, (as defined below) to identify, receive, decipher and display information from the DexCom System (as defined below).

D.The parties desire to collaboratively discuss in good faith potential opportunities and terms related to commercializing the Platform (as defined below).

The parties therefore agree as follows:

AGREEMENT

1DEFINITIONS

1.1“Affected Persons” has the meaning set forth in Section 3.7.4(i).

1.2“Affiliates” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a party. For the purpose of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority).

1.3“Agreement” shall have the meaning set forth in the preamble above.

1.4“CGM” means continuous glucose monitoring in patients.

1.5“CGM Data” means continuous glucose monitoring data acquired from a DexCom patient/transmitter, including glucose level, glucose rate of change, predictive glucose values, calibration bounds/confidence interval, glucose signal quality, transmitter battery level and all time stamps associated with these values. CGM Data excludes [***].

1.6“CGM Interoperability Inventions” means Inventions that are solely related to CGM interoperability or connectivity with an Insulin Delivery Device, including the transmission of CGM Data, or the receipt, storage or display of Insulin Data by a CGM device or software application.

1.7“CGM Interoperability Software” means Software and Copyrights that are solely related to CGM interoperability or connectivity with an Insulin Delivery Device, including the transmission of CGM Data, or the receipt, storage or display of Insulin Data by a CGM device or software application.

1.8“CGM Patient Interface” means the application programs, software code, apps, embedded software applications, analytics software (including dosing calculator and/or algorithms and behavior modification tools) and other programs that gather CGM Data to be used with the Insulin Delivery Device as part of the Platform. For clarity purposes, the term “CGM Patient Interface” is not limited to apps downloadable from an app store, and specifically may include, depending on the Platform configuration, any software that is loaded onto either a DexCom System or an Insulin Delivery System.

1.9“Commercially Reasonable Efforts” means the carrying out of a party's obligations under this Agreement with the exercise of prudent scientific and business judgment and a level of effort and resources consistent with the efforts and resources that the party who bears the performance obligation of a similarly sized comparable third party in the CGM or Insulin Delivery Device industry, as applicable, would employ for products of similar strategic importance and commercial value that result from its own research efforts.

1.10“Commercial Steering Committee” has the meaning set forth in Section 5.3.

1.11“Confidential Information” has the meaning set forth in Section 7.1.

1.12“Development Costs” means all costs and expenses of any kind, incurred by or on behalf of, either party in performing its obligations under the Development Program or that are otherwise directly attributable to developing and validating the Platform pursuant to and in accordance with the terms and conditions of this Agreement.

1.13“Development Program” means the program designating activities and related obligations to be taken by both parties for development and validation of the Platform.

1.14“Development Program Plan” has the meaning set forth in Section 2.1.

1.15“DexCom” shall have the meaning set forth in the preamble to this Agreement.

1.16“DexCom Background IP” has the meaning set forth in Section 3.1.

1.17“DexCom Confidential Information” means Confidential Information of DexCom.

1.18“DexCom Indemnitees” has the meaning set forth in Section 8.2.

1.19“DexCom Project Inventions” means DexCom Project IP consisting of Inventions, other than CGM Interoperability Inventions.

1.20“DexCom Project IP” has the meaning set forth in Section 3.3.

1.21“DexCom Project Software” means DexCom Project IP consisting of Software and Copyrights, other than CGM Interoperability Software.

1.22“DexCom Software Specifications” means application program interfaces, code, data and information owned or controlled by DexCom that is reasonably required to design software allowing for the interoperability between a CGM Patient Interface and other software or hardware.

1.23“DexCom System” means DexCom’s fifth and sixth-generation continuous glucose monitoring systems (the DexCom G5 Mobile and DexCom G6), and comprising some or all of the following components: receiver, sensor, transmitter, CGM Patient Interface and a communication protocol to identify, receive and display sensor information and to control the DexCom transmitter.

1.24“Disclosing Party” has the meaning set forth in Section 7.1.

1.25“Dual Project IP” means any Inventions, Software and Copyrights conceived, authored, or developed by the parties, their Affiliates, or their respective employees or third-party contractors in the course of the Development Program that are both DexCom Project IP and Insulet Project IP.

1.26“Effective Date” has the meaning set forth in the preamble to this Agreement.

1.27“Enforcing Party” has the meaning set forth in Section 3.7.2.

1.28“Future Commercialization Agreement” has the meaning set forth in Section 5.1.

1.29“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, and the regulations thereunder, as they may be amended from time to time.

1.30“Indemnitee” has the meaning set forth in Section 8.3.

1.31“Indemnitor” has the meaning set forth in Section 8.3.

1.32“Insulet” shall have the meaning set forth in the preamble to this Agreement.

1.33“Insulet Background IP” has the meaning set forth in Section 3.2.

1.34“Insulet Confidential Information” means Confidential Information of Insulet.

1.35“Insulet Indemnitees” has the meaning set forth in Section 8.1.

1.36“Insulet Project Inventions” means Insulet Project IP consisting of Inventions, other than Insulin Device Interoperability Inventions.

1.37“Insulet Project IP” has the meaning set forth in Section 3.4.

1.38“Insulet Project Software” means Insulet Project IP consisting of Software and Copyrights, other than Insulin Device Interoperability Software.

1.39“Insulet Software Specifications” means application program interfaces, code, data and information owned or controlled by Insulet that is reasonably required to design software allowing for the interoperability between the Insulin Delivery Patient Interface and other software or hardware.

1.40“Insulin Data” means all insulin data, including that generated by an Insulin Delivery Device or otherwise provided by a patient.

1.41“Insulin Delivery Device” means a [***], and may include an Insulin Delivery Patient Interface and/or a controller.

1.42“Insulin Delivery Patient Interface” means the software code, application programs, embedded dosing calculator and/or algorithms, behavior modification tools, analytics software and other programs developed under the Development Program by Insulet that will gather CGM Data to be used with the Insulin Delivery System as part of the Platform. For clarity purposes, the term “Insulin Delivery Patient Interface” is not limited to apps downloadable from an app store, and specifically may include, depending on Platform configuration, any software that is loaded onto either a CGM system or Insulin Delivery System.

1.43“Insulin Delivery System” means Insulet’s Insulin Delivery Device, comprised of at least one of the following components: [***].

1.44“Insulin Device Interoperability Inventions” means Inventions that are solely related to Insulin Delivery Device interoperability or connectivity with a CGM device, including the [***].

1.45“Insulin Device Interoperability Software” means Software and Copyrights that are solely related to Insulin Delivery Device interoperability or connectivity with a CGM device, including the [***].

1.46“Intellectual Property” means, collectively: copyright rights (including the exclusive rights to reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), trademark rights (including trade names, trademarks, service marks, and trade dress and associated goodwill), patent rights (including the exclusive right to make, have made, use, sell, offer for sale and import), rights in trade secrets, rights of publicity, authors’ rights, database rights, and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, including supplemental protection certificates, regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction worldwide.

1.47“Inventions” means ideas, inventions, improvements, trade secrets, know-how, algorithms, formulae, methods and any patentable subject matter.

1.48“Jointly-Owned IP” has the meaning set forth in Section 3.6.

1.49“Losses” has the meaning set forth in Section 8.1.

1.50“Milestone(s)” has the meaning set forth in Section 2.6.

1.51“Patent Act” has the meaning set forth in Section 3.6.3.

1.52“Platform” or “Platforms” means the integrated technology solution or solutions, to the extent developed or to be developed under the Development Program, incorporating one or more components of the DexCom System and one or more components of the Insulin Delivery System, and/or each subsequent generation of such integrated technology solution as may be mutually agreed to by the parties.

1.53“Raw Data” means all [***] which is not included in the definition of CGM Data.

1.54“Receiving Party” has the meaning set forth in Section 7.1.

1.55“Representatives” means a party’s and its Affiliates’ employees, officers, directors, consultants and legal, technical and business advisors.

1.56“Residual Project IP” means any Inventions, Software and Copyrights conceived, authored, or developed by the parties, their Affiliates, or their respective employees or third-party contractors in the course of the Development Program that are neither DexCom Project IP nor Insulet Project IP.

1.57“Senior Executive” has the meaning set forth in Section 2.2.7.

1.58“Software and Copyrights” means software, code, works of authorship and copyrightable subject matter.

1.59“Steering Committee” has the meaning set forth in Section 2.2.1.

1.60“Technology Information” has the meaning set forth in Section 7.4.

1.61“Term” has the meaning set forth in Section 9.1.

2DEVELOPMENT, STEERING COMMITTEE, PARTY RESPONSIBILITIES AND MILESTONES

2.1Development Generally. As soon as reasonably practicable following the Effective Date, the parties will jointly agree in writing on a detailed plan defining and describing each party’s responsibilities in connection with the Development Program (the “Development Program Plan”). The parties will jointly develop the Platform or Platforms in accordance with the Development Program Plan as mutually agreed to by the parties. The current proposed architecture for the Platform(s) is listed in Exhibit A and the development activities and milestones to be undertaken generally under the Development Program are listed in Exhibit B.

2.2Steering Committee.

2.2.1The parties shall establish a management team for the Development Program that shall be comprised of two (2) Representatives of DexCom, who shall initially be [***], and two (2) Representatives of Insulet, who shall initially be [***] (“Steering Committee”). Each party may replace its Representatives at any time. In accordance with the provisions and objectives of this Agreement and the Development Program, the Steering Committee shall:

(i)determine the development strategy for the Platform(s) consistent with the Development Program Plan;

(ii)oversee, coordinate and manage the parties’ activities under, and implementation of, the Development Program and the Development Program Plan;

(iii)ensure communication between the parties concerning the status and results and implementation of the Development Program and implementation of the Development Program Plan;

(iv)exercise decision-making authority over all Development Program activities and make all such decisions and take all such other actions as are delegated to it in this Agreement;

(v)establish such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement (each a “Subcommittee”);

(vi)determine, for purposes of Section 3 of this Agreement and as between the parties, the proper categorization of Inventions, Software and Copyrights, and/or other Intellectual Property conceived, authored, or discovered in the course of the Development Program as being DexCom Project IP, Insulet Project IP, Residual Project IP, or Dual Project IP, as the case may be;

(vii)review and approve updates or amendments to the Development Program and/or the Development Program Plan as the Steering Committee determines is appropriate for the parties to achieve the Development Program objectives; and

(viii)perform such other functions as are appropriate to further the purposes of this Agreement as mutually determined by the parties.

2.2.2The Steering Committee shall meet as needed but not less often than [***] during the Term (as defined below). Steering Committee meetings shall be held at times and places or in such form, such as by telephone or video conference, as the Steering Committee determines, except that in-person meetings of the Steering Committee will alternate between the parties’ offices, unless otherwise agreed in writing by the parties. Subject to Section 2.2.4, any Steering Committee member may designate by notice to the other members a qualified substitute to attend and perform the functions of that Steering Committee member at any Steering Committee meeting that such member cannot attend.

2.2.3Subject to such persons being bound by written agreement(s) concerning confidentiality and proper assignment of Intellectual Property under the Development Program in accordance with the terms of this Agreement, each party may invite additional Representatives to attend Steering Committee meetings as observers or to make presentations, in each case without any voting authority, on written notice to the other party at least [***] before the Steering Committee meeting that the Representative will attend.

2.2.4The Steering Committee shall appoint one (1) of the Steering Committee members to act as the initial Steering Committee chairperson during such period as the Steering Committee shall designate. At the end of each such designated period during the Term, the parties shall alternate in appointing the chairperson for the next such defined period. Where the Steering Committee chairperson cannot attend a Steering Committee meeting, the other member having been previously designated by the same party shall serve as the temporary Steering Committee chairperson for such meeting, unless neither of such party’s designated Steering Committee members can attend, in which case a qualified substitute designated by the Steering Committee chairperson for such purpose shall serve as the temporary Steering Committee chairperson for such meeting.

2.2.5The Steering Committee chairperson shall be responsible for:

(i)calling and presiding over each Steering Committee meeting during his or her tenure as chairperson;

(ii)preparing and circulating the agenda for each such meeting; and

(iii)preparing draft minutes of each such meeting and providing a copy of the draft minutes to each Steering Committee member within [***] after each such meeting for approval, which shall be deemed to have been given unless the Steering Committee member objects within [***] after receipt of the draft minutes.

2.2.6[***]. The Steering Committee and each Subcommittee shall make all decisions and take other actions in good faith and with due care, after consideration of the information that is reasonably available to it, with the intention that the resulting decision or action shall:

(i)not breach or conflict with any requirements or other provisions of this Agreement; and

(ii)maintain or increase the likelihood that the parties will achieve the purposes and goals of the Development Program.
2.2.7If a Subcommittee cannot reach a [***] decision on a matter at a regularly scheduled Subcommittee meeting, the Subcommittee shall refer such matter to the Steering Committee for resolution. If the Steering Committee cannot reach a [***] decision on any matter at a regularly scheduled Steering Committee meeting or within [***] thereafter (or, in the case of a matter referred to the Steering Committee by a Subcommittee, within [***] following such referral), then either party may, by notice to the other party, have such matter referred to an Executive Vice President of DexCom, or any other person that he or she designates from time to time for such purpose, and the President of Insulet, or any other person that he or she designates from time to time (each, a “Senior Executive”) for resolution by good faith discussions for a period of at least [***]. In the event that the Senior Executives are unable to reach agreement with respect to such matter within such [***], then the following shall apply:

(i)DexCom shall have the final decision-making authority with respect to (A) the technical specifications for the DexCom System components of any associated CGM Patient Interface, including apps (subject to (iii) below); provided, that such technical specifications are consistent with the general Platform features and functionality set forth in the Development Program and Development Program Plan and (B) DexCom’s day-to-day implementation of the Development Program and Development Program Plan; and

(ii)Insulet shall have the final decision-making authority with respect to (A) the technical specifications for the Insulin Delivery System components of any associated CGM Patient Interface, including apps (subject to (iii) below); provided, that such technical specifications are consistent with the general Platform features and functionality set forth in the Development Program and Development Program Plan, and (B) Insulet’s day-to-day implementation of the Development Program and Development Program Plan; and

(iii)DexCom and Insulet shall have joint final design approval of the CGM aspects of the Insulin Delivery System and of the insulin aspects of the DexCom System.

provided further, that neither party may exercise its final decision-making authority in a manner that (A) is inconsistent with the express terms of this Agreement or (B) would unilaterally impose any additional or different material obligation on the other party (including for the other party to incur or share any cost).

2.2.8The Steering Committee has only the powers specifically delegated to it by this Agreement and has no authority to act on behalf of any party in connection with any third party. Without limiting the foregoing, the Steering Committee has no authority to, and shall not purport to or attempt to:

(i)amend this Agreement;

(ii)negotiate agreements on behalf of any party;

(iii)make representations or warranties on behalf of any party;

(iv)waive rights of any party;

(v)extend credit on behalf of any party; or

(vi)take or grant licenses of, transfer ownership or otherwise encumber Intellectual Property on behalf of any party.

2.2.9The Steering Committee shall keep each party fully informed of the status of the Development Program and progress under the Development Program Plan.
2.2.10Each party shall [***] of its respective Steering Committee members and their designated substitutes related to their participation on the Steering Committee and attendance at Steering Committee meetings.
2.3Insulet’s Development Related Responsibilities. Unless otherwise determined by the Steering Committee, or stated otherwise in the Development Program Plan, Insulet shall:

2.1be solely responsible for all design and development activities associated with the development of the Insulin Delivery Patient Interface and any additional programs including dosing algorithms, behavior modification tools, and other analytics associated therewith;

2.2commit a [***] team and formulate a plan to achieve the agreed Milestones set forth in Section 2.6 below. For the avoidance of doubt, such team members [***], provided the team members use Commercially Reasonable Efforts to achieve the Milestones;

2.3be responsible for the design and development of software for the Insulin Delivery System related to CGM, based on DexCom’s reasonable requirements; provided, that the parties shall have joint design approval of the CGM aspects of the Platform; and

2.4use Commercially Reasonable Efforts in the design and development of the Platform(s) such that it will have the ability to: (1) display select CGM Data on the Insulet Insulin Delivery Patient Interface, (2) ingest real-time and/or delayed CGM Data from the Insulet Insulin Delivery Patient Interface into Insulet’s data infrastructure in compliance with HIPAA, and (3) utilize aggregated CGM Data for research purposes, in each case in accordance with the terms of the Agreement.

2.4DexCom Development Related Responsibilities. Unless otherwise determined by the Steering Committee, or stated otherwise in the Development Program Plan, DexCom shall:
2.4.1commit a [***] team and formulate a plan to achieve the agreed Milestones set forth in Section 2.6 below. For the avoidance of doubt, such team members [***], provided the team members use Commercially Reasonable Efforts to achieve the Milestones;

2.4.2use Commercially Reasonable Efforts in the design and development of the Platform(s) such that it will have the ability to: (1) display select Insulin Data on the DexCom System, (2) ingest Insulin Data into DexCom’s data infrastructure in compliance with HIPAA and (3) utilize aggregated Insulin Data for research purposes, in each case in accordance with the terms of the Agreement;

2.4.3be responsible for the design and approval of the DexCom System; provided, that the parties shall have joint final design approval of the insulin aspects of the Platform; and
[***]

2.5Costs. Except as otherwise provided herein, [***].

2.6Milestones. Subject to approval and/or modification by the Steering Committee, both parties shall use Commercially Reasonable Efforts to achieve the development milestones set forth in Exhibit B (“Milestones”).

3INTELLECTUAL PROPERTY OWNERSHIP AND LICENSES

3.1DexCom Background Intellectual Property. As between the parties, DexCom owns and retains all rights, title and interest in, and does not grant any license (other than as expressly set forth in this Section 3) or ownership rights in, any Intellectual Property owned or controlled by DexCom existing as of the Effective Date or any Intellectual Property thereafter developed, acquired or licensed by DexCom outside of the scope of this Agreement (“DexCom Background IP”).

3.2Insulet Background Intellectual Property. As between the parties, Insulet owns and retains all rights, title and interest in, and does not grant any license (other than as expressly set forth in this Section 3) or ownership rights in, any Intellectual Property owned or controlled by Insulet existing as of the Effective Date or any Intellectual Property thereafter developed, acquired or licensed by Insulet outside of the scope of this Agreement (“Insulet Background IP”).

3.3DexCom Project Intellectual Property. DexCom will own all rights, title and interest in, and does not grant any license (other than as set forth in this Section 3) or ownership rights in any Inventions, Software and Copyrights, and/or other Intellectual Property conceived, authored, or developed, whether solely or jointly, by the parties, their Affiliates, or their respective employees or third-party contractors in the course of the Development Program and which cover, are embedded in, or consist of, any of the following (collectively, the “DexCom Project IP”):

(i)CGM devices, including the DexCom System and modifications thereof;

(ii)CGM Patient Interface;

(iii)CGM Interoperability Software and CGM Interoperability Inventions; and

(iv)CGM Data and Raw Data.

To the extent Insulet acquires any right, title or interest to any DexCom Project IP, Insulet hereby assigns such right, title or interest to DexCom and further agrees to execute any document or take any action reasonably required to perfect such assignment.

3.4Insulet Project Intellectual Property. Insulet will own all rights, title and interest in, and does not grant any license (other than as set forth in this Section 3) or ownership rights in any Inventions, Software and Copyrights, and/or other Intellectual Property conceived, authored, or developed, whether solely or jointly, by the parties, their Affiliates, or their respective employees or third-party contractors in the course of the Development Program and which cover, are embedded in, or consist of, any of the following (collectively, “Insulet Project IP”):

(i)Insulin Delivery Device or modifications thereof;

(ii)Insulin Delivery System or modifications thereof;

(iii)Insulin Delivery Patient Interface; and

(iv)Insulin Device Interoperability Software and Insulin Device Interoperability Inventions; and

(v)Insulin Data.

To the extent DexCom acquires any right, title or interest to any Insulet Project IP, DexCom hereby assigns such right, title or interest to Insulet and further agrees to execute any document or take any action reasonably required to perfect such assignment.

3.5Residual Project IP Owned by A Party.

3.5.1Residual Project IP Owned by DexCom. DexCom shall own all Residual Project IP that is conceived, authored, or developed solely by DexCom, its Affiliates, or their respective employees or third-party contractors.

3.5.2Residual Project IP Owned by Insulet. Insulet shall own all Residual Project IP that is conceived, authored, or developed solely by Insulet, its Affiliates, or their respective employees or third-party contractors.

3.6Jointly Owned IP. Any Residual Project IP that is conceived, authored, or developed jointly by the parties, or jointly by an Affiliate of DexCom and an Affiliate of Insulet, or jointly by employees or third-party contractors of DexCom or its Affiliate and by employees or third-party contractors of Insulet or its Affiliate, and any Dual Project IP (collectively, such Residual Project IP and/or such Dual Project IP is referred to as “Jointly-Owned IP”) shall be jointly owned by the parties, without a duty to account, subject to the provisions of this Section 3.6 and Sections 3.7 and 3.8 below. Each party shall promptly disclose to the other party any Jointly-Owned IP conceived, authored, or developed by or on behalf of such party.

3.6.1Prosecution of Jointly-Owned IP. The parties shall [***] will have the sole responsibility for preparing, filing, prosecuting and maintaining (collectively, “Prosecution”) Jointly-Owned IP patent applications and patents for such Jointly-Owned IP at its sole expense; provided, however, that [***] shall (i) provide [***] with sufficient advance written notice of any Prosecution deadlines and shall provide all Prosecution-related documents so that Insulet may provide input to [***] regarding such Prosecution; (ii) reasonably consider any such input provided by [***] in taking Prosecution actions; and (iii) provide advance written notice to [***] of its intention not to Prosecute, or to cease Prosecution of, any Jointly-Owned IP, whereupon [***] may, at its sole option and expense, continue such Prosecution.

3.6.2Assistance to [***]. At the reasonable, written request of [***], Insulet shall make its Representatives reasonably available to [***] to the extent necessary to assist [***] in the preparation, filing, prosecution and maintenance of patent applications and patents concerning Jointly-Owned IP. [***] shall execute and deliver to [***] all descriptions, applications, assignments and other documents and instruments necessary in carrying out the provisions of this Section 3.6.2.

3.6.3Statutory Prior Art Exemption. This Agreement is intended to and hereby does serve, among other things, as a “joint research agreement” for purposes of Section 102(c) of the United States Patent Act, 35 U.S.C. § 102(c), as it may be amended from time to time (the “Patent Act”). [***] shall provide [***] with all necessary assistance and cooperation, including the preparation and filing of any terminal disclaimers and other documents, required to procure and preserve the protections under the Patent Act for all Jointly-Owned IP.

3.6.4Allocation of Costs for Procuring and Maintaining Jointly-Owned IP. [***] shall bear all costs and expenses relating to the preparation, filing and prosecution of patent applications claiming Jointly-Owned IP and the maintenance of any resulting patents.

3.6.5Contested Patent Office Proceedings Concerning Jointly-Owned IP. Within [***] after learning of any request for, or any filing or declaration of, any inter partes review, post-grant review, covered business method patent review, derivation, interference, opposition or other patent office proceeding concerning any Jointly-Owned IP, the party learning of the request, filing or declaration shall inform the other party of such patent office proceeding.

[***] shall determine a course of action for the patent office proceeding, in its sole discretion. Subject to the provisions of this Section 3.6.5, [***] shall be solely responsible for participating and filing papers in the patent office proceeding for the relevant Jointly-Owned IP patent application or patent. [***] shall provide [***] with any information or assistance that may reasonably be necessary to pursue the course of action in the patent office proceeding. [***] shall: (A) deliver to [***] copies of all amendments and other documents that are filed in connection with the patent office proceeding within ten (10) business days after the filing; (B) provide a quarterly written status report to [***] concerning the patent office proceeding; (C) notify [***] of the termination and result of each such patent office proceeding within ten (10) business days after such termination; and (D) keep Insulet currently informed of the status of each such patent office proceeding. [***] shall bear the costs of each such patent office proceeding. Neither party shall initiate any reexamination, reissue or other patent office proceeding concerning any Jointly-Owned IP without the prior written consent of the other party. The parties shall provide all information and assistance as the other party may reasonably request that may be necessary in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country where applicable to the Jointly-Owned IP.

3.7Enforcement of Jointly-Owned IP.

3.7.1A party receiving notice or having knowledge of an alleged infringement of any Jointly-Owned IP patent or is a party to a declaratory judgment action alleging the invalidity or noninfringement of any Jointly-Owned IP patent shall promptly provide written notice to the other party of the alleged infringement or declaratory judgment action, as applicable. During the [***] following the giving of any such notice, neither party will commence a suit or other proceeding to enjoin, prohibit or otherwise secure the cessation of such infringement other than jointly with the other party, unless such other party has waived its rights to join therein. Where the parties jointly commence such suit or other proceeding, they shall cooperate to:

(i)select litigation counsel to prosecute the suit;

(ii)select the forum for the suit;

(iii)bear equally all out-of-pocket costs and expenses, including reasonable attorneys’ and experts’ fees, incurred in commencing and maintaining such suit;

(iv)settle and compromise such suit or proceeding on terms acceptable to each party, where either such party requests the same; and

(v)share equally the balance of any settlement amount, damages or other monetary awards recovered in connection with the suit or proceeding that remains after reimbursement by the parties’ respective actual out-of-pocket costs and expenses incurred; provided that, if the settlement or damage award amount does not fully reimburse the parties’

aggregate out-of-pocket litigation costs and expenses, the settlement or damage award amount shall be shared equally by the parties.

Each party shall in addition cooperate with the other in such suit or other proceeding, as reasonably requested by the such other party, including giving testimony and producing documents lawfully requested in the course of the suit or other proceeding and cause its, and its Affiliates’, Representatives to cooperate with the other party in connection therewith.

3.7.2If one of the parties elects not to proceed with a suit or other proceeding, or, having done so, elects to withdraw from such suit or other proceeding, the other party shall have the exclusive right, but is not obligated to, commence and/or maintain such suit or other proceeding as the “Enforcing Party” at its own cost and expense. If that party elects to proceed with the suit or other proceeding, the party electing not to proceed shall cooperate with the Enforcing Party in such suit or other proceeding, as reasonably requested by the Enforcing Party, including giving testimony and producing documents lawfully requested in the course of the suit or other proceeding and cause its, and its Affiliates’, Representatives to cooperate with the Enforcing Party in connection therewith. The Enforcing Party shall reimburse the other party for all reasonable out-of-pocket litigation costs and expenses incurred and documented by the other party. The Enforcing Party shall have the exclusive right to:

(i)select and retain litigation counsel of its choosing; and

(ii)direct and control such suit or other proceeding and receive and retain all settlement amounts, damages and other monetary awards recovered in connection with it; provided that such Enforcing Party receiving such settlement amounts, damages and other monetary awards shall reimburse the other party for all reasonable expenses incurred and documented by the party that has elected not to proceed in accordance with the above.

3.7.3If the other party is required under applicable law to join any such suit or other proceeding to enforce any ownership or other rights in, or defend the validity of, any Jointly-Owned IP, or if the failure of such other party to be a party to such suit or proceeding would risk dismissal thereof, such other party shall execute all papers and perform such other acts as may be reasonably required to permit the suit or other proceeding to be brought and conducted (including initiating a suit or proceeding before a court or tribunal at the Enforcing Party’s request or permitting the Enforcing Party to initiate or maintain such suit or proceeding in the name of itself and the other party). In such event, the Enforcing Party shall reimburse the other party for its reasonable expenses relating to the other party’s joinder to and participation in such suit or proceeding. If the other party is required to be joined as a party as described in this Section 3.7.3, upon the request of the Enforcing Party, the other party shall and hereby does unconditionally and irrevocably waive any objection to such joinder on any grounds, including on grounds of personal jurisdiction, venue, or forum non conveniens. The party joined to such suit or proceeding may, at its election and on written notice to the Enforcing Party, be represented by counsel for the Enforcing Party at the Enforcing Party’s cost and expense or be represented by counsel of its choice at its own cost and expense.

3.7.4An Enforcing Party initiating or defending any suit or proceeding pursuant to Section 3.7.2 shall have the exclusive right, in its sole discretion, to settle and compromise such suit or proceeding, whether by settlement or other voluntary final disposition, without the prior written approval of the other party, provided that the terms of such resolution do not:

(i)enjoin any future action by the other party or any of its Affiliates, licensees, sublicensees or customers (including the other party, “Affected Persons”);

(ii)derogate from or diminish any of the other party’s rights or licenses under this Agreement;

(iii)require any of the Affected Persons to make any payment;

(iv)fail to grant the other party and its Affiliates a release of all claims in the suit or proceeding;

(v)require the admission or concession that any claim or aspect of any Jointly-Owned IP is invalid or unenforceable, or require any waiver or disclaimer of any rights with respect to such claim or patent; or

(vi)otherwise have a material adverse effect upon any of the Affected Persons or any of their assets, or any objectives or subject matter of this Agreement.

3.7.5Notwithstanding the provisions of Section 3.7.4, neither party may grant any license or other rights in the Jointly-Owned IP to any person or entity who is the subject of an action, suit or proceeding brought by an Enforcing Party related to infringement of any Jointly-Owned IP. For clarity, the foregoing covenant shall not be construed to affect the validity or enforceability of any license or other rights granted before any such action, suit or proceeding is brought.

3.8Development Licenses Granted by Insulet.

3.8.1Insulet Granted Licenses in Software. Under Insulet’s copyrights in the Insulet Software Specifications and/or Insulin Device Interoperability Software, Insulet hereby grants DexCom, subject to the terms and conditions in this Agreement, a [***] license to [***] solely to perform DexCom’s obligations under the Development Program [***].

3.8.2Insulet Granted Licenses in Inventions. Under Insulet’s patent rights in the Insulin Device Interoperability Inventions, Insulet hereby grants DexCom, subject to the terms and conditions in this Agreement, [***] license to [***]

solely to perform DexCom’s obligations under the Development Program [***].

3.9Development Licenses Granted by DexCom.

3.9.1DexCom Granted Licenses in Software. Under DexCom’s rights in the DexCom Software Specifications and CGM Interoperability Software, DexCom hereby grants Insulet, subject to the terms and conditions in this Agreement, a [***] license to [***] solely to perform Insulet’s obligations under the Development Program [***].
3.9.2DexCom Granted Licenses in Inventions. Under DexCom’s patent rights in the CGM Interoperability Inventions, DexCom hereby grants Insulet, subject to the terms and conditions in this Agreement, a [***] license to [***] solely to perform Insulet’s obligations under the Development Program [***].

3.10No Representations Regarding Licensed Intellectual Property. All rights granted under this Section 3 are granted “as is” with no representations or warranties made regarding the validity, utility or performance of any Intellectual Property, Inventions and Software and Copyrights licensed hereunder.

3.11Software General License Terms and Limitations. For all Software and Copyrights, DexCom Software Specifications, and Insulet Software Specifications that are the subject of the licenses granted in Section 3 (collectively “Licensed Software Materials”), the owner of such Licensed Software Materials will deliver copies of the foregoing in a format to the licensee of such rights after such materials are reasonably ready to be delivered and each party who is the licensee receiving such copies agrees that such copies are Confidential Information of the other party. Each party agrees not to publicly post any Licensed Software Materials owned by the other party or reverse engineer, decompile or otherwise attempt to view the source code for any such Licensed Software Materials provided in object code format.

3.12Sublicenses. Any sublicense rights licensed under this Section 3 shall be subject to the following requirements: (i) each sublicensee must agree to be bound by terms and restrictions, including as to the protection of Confidential Information, at least as protective of the licensor of such rights as those contained in this Agreement, (ii) any license rights may only be sublicensed for the purposes of and subject to any restrictions contained in this Section 3, and (iii) any such sublicense shall survive the termination of the license granted by the licensor and automatically be converted into a direct license from the licensor to the sublicensee, so long as such termination is not due to any fault, action, or omission by the sublicense. Notwithstanding the foregoing, neither party may grant a sublicense under rights licensed under this Section 3 to any person or entity who is the subject of an action, suit or proceeding brought by the other party related to infringement of such licensed rights. For clarity, the foregoing covenant shall not be construed to affect the validity or enforceability of any sublicense granted before any such action, suit or proceeding is brought.

3.13All Other Rights Retained. Neither party grants to the other party any rights or license in or to any Intellectual Property, whether by implication, estoppel, or otherwise, other than the rights that are expressly granted under Sections 3.8 and 3.9.

3.14Further Assurances. Each party agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged by its Representatives, at the other party’s expense, any and all documents and perform such acts as may be necessary, useful or convenient for the purpose of securing title to Intellectual Property rights for the party in accordance with the provisions of this Agreement. Except as expressly set forth in this Section 3, neither the delivery of Confidential Information or Intellectual Property of either party, nor any provision of this Agreement, shall be deemed or construed to grant to the other party or any third party, either expressly, by implication or by way of estoppels, any right or license or other obligation with respect to a party’s Intellectual Property rights or Confidential Information.

4TESTING AND REGULATORY COMPLIANCE

4.1Joint Testing and Regulatory Approval Responsibilities. Both parties will provide all reasonable cooperation with each other regarding the planning of testing and regulatory approval for the Platform and anything developed under this Agreement. Both parties, acting through their respective representatives on the Steering Committee and the Commercial Steering Committee (if formed) will mutually agree upon the definition and management of any clinical studies to support commercialization of the Platform.

4.2Insulet’s Testing and Regulatory Responsibilities. Insulet will be responsible for performing and leading all regulatory testing and related tasks (including all necessary clinical trials) for the Insulin Delivery System and Platform related applications, including all necessary related translations.

4.3DexCom’s Testing and Regulatory Responsibilities.

4.3.1DexCom will be responsible for performing and leading all regulatory testing and related tasks for CGM, including the CGM Patient Interface, and all necessary related translations.

4.3.2DexCom will designate personnel to provide all reasonable support for Insulet in testing of the CGM Patient Interface.

4.3.3DexCom will, as reasonably requested by Insulet, participate in joint meetings with Insulet with relevant regulatory bodies as reasonably necessary to support regulatory approval of the Insulin Delivery System and Platform.

5COMMERCIALIZATION

5.1It is the intention of both parties to explore a commercialization relationship for all Platforms developed under this Agreement. The parties agree to use commercially reasonable efforts to negotiate a commercial agreement for the acquisition by patients of the DexCom System, to be used with the Insulin Delivery System. The parties agree that such negotiations shall be (i) in good faith and on commercially reasonable terms and conditions and (ii) occur in parallel with the Development Program by no later than [***], subject to the terms of this Section 5. The parties shall have no obligation to enter into such commercialization relationship and no such commercialization relationship shall be formed unless an amendment to this

Agreement addressing commercialization of the subject matter of the Development Program or another definitive agreement governing such relationship is entered into by the parties (such amendment or definitive agreement, if any, is referred to as the “Future Commercialization Agreement”).

5.2DexCom and Insulet may commercialize, market and sell the respective components of the Platform separately, unless otherwise specified in a Future Commercialization Agreement.

5.3If the Insulin Delivery Patient Interface uses CGM Data received from a DexCom application or service, the Insulin Delivery Patient Interface shall reference the source of such CGM Data, indicating “data by DexCom” on the Insulin Delivery Patient Interface and related documentation, in a manner and using any other wording mutually acceptable to the parties. If the CGM Patient Interface uses Insulin Data received from an Insulet application or service, the CGM Patient Interface will reference the source of the data, indicating “data by Insulet” on the CGM Patient Interface and related documentation, in a manner and using any other wording mutually acceptable to the parties.

5.4At such time, if any, as the parties agree to enter into a Future Commercialization Agreement, the parties shall form a commercial steering committee (“Commercial Steering Committee”) to coordinate and oversee the commercialization of the Platform. As part of any Future Commercialization Agreement, the Commercial Steering Committee shall be tasked with producing a detailed commercial plan to define each party’s responsibilities in the commercialization process, including but not limited to: (1) discussion of branding/co-branding of Platform, (2) the responsibilities of each party to provide training and materials, as necessary, to enable the other party’s sales and clinical education forces to sell, market and train on the safe and effective utilization of CGM-capable Insulin Delivery Devices and any associated CGM Patient Interface and Insulin Delivery Patient Interface and (3) the responsibilities of each party to provide ongoing patient support for their respective technologies (e.g., DexCom to provide ongoing patient support with respect to the DexCom System and Insulet to provide ongoing patient support for the Insulin Delivery System).

5.5Neither DexCom nor Insulet shall be obligated in any circumstance to launch its DexCom System, Insulin Delivery System, or support the Platform in geographies where it has no existing or currently planned-for commercial activity.

5.6The parties agree that [***].

6REPRESENTATIONS AND WARRANTIES

6.1By Insulet. Insulet warrants and represents to DexCom that (i) Insulet has the full right and authority to enter into this Agreement and grant the rights granted herein; (ii) Insulet has not previously granted and will not grant any right in conflict with any of the rights granted herein; and (iii) to Insulet’s knowledge on the Effective Date, there is no existing or threatened action, suit or claim pending against it with respect to its right to enter into and perform any of its obligations under this Agreement.

6.2By DexCom. DexCom warrants and represents to Insulet that (i) DexCom has the full right and authority to enter into this Agreement and grant the rights granted herein; (ii) DexCom has not previously granted and will not grant any right in conflict with any of the rights granted herein; and (iii) to DexCom’s knowledge on the Effective Date, there is no existing or threatened action, suit or claim pending against it with respect to its right to enter into and perform its obligations under this Agreement.

6.3Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 6, EACH OF INSULET AND DEXCOM MAKES NO REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EXPRESSLY DISCLAIMS ANY WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, AND NON-INFRINGEMENT.

7CONFIDENTIALITY

7.1Confidential Information. Except as expressly provided in this Agreement, during the Term and for [***] thereafter, any party receiving Confidential Information, as defined below (the “Receiving Party”), will not publish or otherwise disclose and will not use such Confidential Information for any purpose other than carrying out Receiving Party’s obligations under this Agreement and exercising the Receiving Party’s rights under this Agreement. For purposes of this Agreement, “Confidential Information” means any information furnished by a party (the “Disclosing Party”) pursuant to this Agreement which is confidential or proprietary to the Disclosing Party. Notwithstanding the foregoing, Confidential Information will not include information that, in each case as demonstrated by the Receiving Party with reliable written documentation:

7.1.1was already known to the Receiving Party, other than under an obligation of confidentiality owed to the Disclosing Party, at the time of disclosure;

7.1.2was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

7.1.3became generally available to the public or otherwise part of the public domain after its disclosure hereunder and other than through any act or omission of the Receiving Party in breach of this Agreement or that certain Mutual Non-Disclosure Agreement between the parties, dated as of [***] (the “Existing NDA”); or

7.1.4was subsequently lawfully disclosed to the Receiving Party by a person without breaching a duty of confidentiality or developed by the Receiving Party without use of, reliance on, or reference to any information or materials disclosed by the Disclosing Party.

7.2Permitted Disclosures. Notwithstanding Section 7.1, a Receiving Party may use or disclose Confidential Information solely to the extent such use or disclosure is reasonably necessary in complying with an order of a court of law, prosecuting or defending litigation, complying with applicable governmental regulations, filing and prosecuting patent applications on Inventions owned by the Receiving Party, submitting information to tax or other governmental authorities, or conducting clinical trials; provided that if a Receiving Party is required to make any such disclosure of Confidential Information, it will give the other party reasonable advanced notice of the disclosure, and use its reasonable efforts to secure confidential treatment of the information prior to its disclosure (whether through protective orders or otherwise).

7.3Return of Confidential Information. Within [***] after the effective date of any termination of this Agreement, each party will return to the other party (where practicable), or at the Receiving Party’s option, destroy and provide written certification of the destruction of, all tangible materials that contain the Disclosing Party’s Confidential Information.

7.4Confidentiality Terms; Confidentiality of Agreement; No Press Release. Except as explicitly permitted under this Section 7.4 and to the extent required to comply with applicable law, neither party will make any disclosure to any third party (other than on a confidential basis to its Representatives, members of the party’s board of directors in their capacity as such, or existing or potential investors), and no press release will issue, relating to the existence of this Agreement, any term hereof, or any transaction contemplated herein unless required in the normal course of business and under applicable law. Where a press release or other public disclosure is so required, no party shall issue a press release without first giving the other party reasonable opportunity to review and approve the proposed public disclosure or press release. Each party will not reveal any Confidential Information or information about the other party’s technology or products that is not publicly known (“Technology Information”) to anyone other than its Representatives who are performing tasks in support of such party’s obligations or rights under this Agreement and who are bound by confidentiality obligations to not reveal or display such Confidential Information or Technology Information; provided that the parties agree that the fact that the parties are collaborating and the general nature of the collaboration is not Confidential Information.

8INDEMNIFICATION AND DEFENSE OF INFRINGEMENT

8.1DexCom will defend and indemnify Insulet, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “Insulet Indemnities”), against all third-party claims, suits and proceedings, and will hold the Insulet Indemnitees harmless against all judgments, settlements, costs, liabilities and expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Losses”) payable to third parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) DexCom’s breach of [***], (ii) the [***], or (iii) physical injury (including death) and/or property damage [***].

8.2Insulet will defend and indemnify DexCom, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “DexCom Indemnitees”), against all third-party claims, suits and proceedings, and will hold the DexCom Indemnitees harmless against all Losses payable to third parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) Insulet’s breach of [***], (ii) the [***], or (iii) physical injury (including death) and/or property damage [***].

8.3Any party seeking indemnification hereunder (the “Indemnitee”) will promptly notify the indemnifying party (the “Indemnitor”) of any claim, loss, or expense likely to lead to a claim for indemnification, along with all material related information. The Indemnitor will have the right to manage the defense and settlement of any claim, except that the Indemnitor may not enter into any settlement that imposes any liability or obligation on the Indemnitee without the Indemnitee’s prior written consent, which will not be unreasonably withheld. The Indemnitee may not enter into any settlement of any such claim without the prior written consent of Indemnitor. The Indemnitee will reasonably cooperate with the Indemnitor in the defense of any such claim. The Indemnitee may hire its own counsel, at its own expense, to monitor the defense. In addition, the Indemnitee may elect to assume control of the defense of such claim, in which case the Indemnitor will have no obligation to indemnify or further defend the Indemnitee with respect to such claim.

9TERM AND TERMINATION

9.1Term. The initial term of this Agreement will commence on the Effective Date and will continue unless terminated earlier pursuant to the other provisions of this Section 9 (the “Term”).

9.2Termination [***]. Either Insulet or DexCom may terminate this Agreement [***].

9.3Effect of Termination.

9.3.1Accrued Rights and Obligations. Termination of this Agreement will not relieve either party for liabilities or obligations incurred pursuant to the terms and conditions of this Agreement prior to termination.

9.3.2Survival. In addition, Sections 1, 3, 6, 7, 8, 9, 10 and 11 will survive expiration or termination of this Agreement.

10LIMITATION OF LIABILITY

OTHER THAN WITH RESPECT TO BREACHES OF [***], IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS ARE WITHOUT PREDJUDICE TO [***] AND SHALL APPLY WHETHER OR NOT THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. IF EITHER PARTY TERMINATES THIS AGREEMENT IN ACCORDANCE WITH ANY OF ITS PROVISIONS, [***].

11MISCELLANEOUS

11.1Subcontractors. Either party may subcontract the performance of its obligations under this Agreement to third parties, provided that such third parties are bound by terms and conditions consistent with this Agreement, including restrictions with respect to the protection and use of Confidential Information which are no less stringent than those set forth in this Agreement and each party shall be fully responsible for the performance of its subcontractor.

11.2Force Majeure. Nonperformance of any party (except for payment obligations) will be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party.

11.3No Implied Waivers; Rights Cumulative. No failure on the part of DexCom or Insulet to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, nor will any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

11.4Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute DexCom or Insulet as partners in the legal sense. No party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract, agreement or undertaking with any third party.

11.5Notices. All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:

Insulet: Insulet Corporation
600 Technology Park Drive, Ste. 200,
Billerica, MA 01821
Attn: General Counsel

DexCom: DexCom, Inc.
340 Sequence Drive
San Diego, CA 92121
Attn: Legal Department
cc: [***]

11.6Assignment. This Agreement will not be assignable by either party to any non-Affiliate third party without the prior written consent of the other party hereto, except [***].

11.7Modifications. No amendment or modification of any provision of this Agreement will be effective unless in writing signed by all parties hereto. No provision of this Agreement will be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.

11.8Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

11.9Governing Law. This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with, the laws of the [***] without regard for conflicts of laws principles. Disputes as to matters within the authority of the Steering Committee will be resolved as set forth in Section 2.2.7; provided that any dispute as to the application of such Section 2.2.7 shall be subject to this Section 11.9.

11.10Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together, will constitute one and the same instrument.

11.11Interpretation. Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement. The expression “including” shall be interpreted to mean “including without limitation”.

11.12Entire Agreement. This Agreement, including the Attachments attached hereto, constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between DexCom and Insulet with respect to such subject matter, other than the Existing NDA, but including that certain Development Agreement made and entered into on [***] and (ii) Development and Supply Agreement made and entered into on [***], each of which is hereby terminated and of no further force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

DEXCOM, INC. By: /s/ Steven R. Pacelli Print Name: Steven R. Pacelli Title: EVP, Strategy & Corp. Development Date: 12/7/16	INSULET CORPORATION By: /s/ Brittany Bradrick Print Name: Brittany Bradrick Title: VP, Strategy & Corp Development Date: 12/7/16

Exhibit A

Preliminary Proposed Architecture

[***]

Exhibit B

Initial Milestone Plan

[***]